As filed with the Securities and Exchange Commission on January 28, 2009	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAN TIERRA ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0479924 (I.R.S. Employer Identification Number)

300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2
Canada
(403) 265-3221
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dana Coffield
President & Chief Executive Officer
300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2
Canada
(403) 265-3221
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Nancy Wojtas, Esq.
Brett White, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square, 4th Floor
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000	$2.665	$5,330,000	$210

(1)
Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average high and low per share prices of Gran Tierra common stock on January 26, 2009, as reported on the NYSE AlterNext ($2.665 per share).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 28, 2009

PRELIMINARY PROSPECTUS

2,000,000 Shares

Common Stock

This prospectus relates to the offering by the selling stockholders of Gran Tierra Energy Inc. of up to 2,000,000 shares of our common stock, par value $0.001 per share, issued to the selling stockholders in a private offering. We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.  We are paying all expenses of registration incurred in connection with this offering.  We will not be paying any broker or similar commissions related to this offering.

The selling stockholders may sell the shares of common stock from time to time in the open market, on the American Stock Exchange, the Toronto Stock Exchange, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock is traded on the American Stock Exchange under the symbol “GTE” and on the Toronto Stock Exchange under the symbol “GTE.” On January 27, 2009, the closing price of our common stock was US$2.68 per share on the NYSE AlterNext and CDN$3.27 per share on the Toronto Stock Exchange.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider the risks described in “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
SELLING STOCKHOLDERS	3
PLAN OF DISTRIBUTION	4
DESCRIPTION OF CAPITAL STOCK	5
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND ADDITIONAL INFORMATION	11

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with information different from or in addition to that contained in this prospectus or any related free-writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

i.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and the notes thereto included in our filings with the Securities and Exchange Commission and incorporated into this document by reference.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Gran Tierra,” “we,” “us,” and “our,” refer to Gran Tierra Energy Inc., a Nevada corporation, and our subsidiaries.

Our Company

Gran Tierra Energy Inc. is an international oil and gas exploration and production company operating in South America, headquartered in Calgary, Canada, incorporated in the United States. We hold interests in producing and prospective properties in Argentina, Colombia and Peru. We have a strategy that focuses on growing a portfolio of producing properties, plus production enhancement and exploration opportunities to provide a base for future growth.   In November 2008, Gran Tierra Energy combined with Solana Resources Limited, or Solana, in a transaction in which Solana became a wholly-owed subsidiary of Gran Tierra Energy.

Recent Developments

Gran Tierra Energy is party to a Colombian Participation Agreement, dated June 22, 2006, between Argosy Energy International, Gran Tierra Energy Inc. and Crosby Capital, LLC, as amended, or the Colombian Participation Agreement, entered into in connection with Gran Tierra Energy’s original acquisition of its interests in Colombia, pursuant to which Gran Tierra Energy is obligated to pay specified amounts based on production from the properties acquired. In July 2008, Gran Tierra Energy negotiated a second amendment to the Colombian Participation Agreement, or the Second Amendment, to provide that, in the event that the business combination of Gran Tierra Energy with Solana  was completed, Gran Tierra Energy would issue two million shares of Gran Tierra Energy common stock to the holders of the rights to receive payments under that agreement, as set forth in the table in the section of this prospectus titled “Selling Stockholders” below, in consideration for such holders agreeing that their rights to receive payments on production from the properties Gran Tierra Energy acquired would not apply to Solana’s interests in the properties in which Solana and Gran Tierra Energy have joint working interests, even after the combination of the two companies.

Upon the completion of the business combination of Gran Tierra Energy with Solana on November 14, 2008, and pursuant to the Second Amendment, Gran Tierra Energy issued in a private placement an aggregate of two million shares of Gran Tierra Energy common stock to the selling stockholders, as set forth in the section of this prospectus entitled “Selling Stockholders.” Under the terms of the Second Amendment, and the Registration Rights Agreements entered into between Gran Tierra Energy and each of the selling stockholders, Gran Tierra Energy is obligated to register the two million shares on behalf of the selling stockholders.

In the last half of 2008, and especially in the last quarter of 2008, oil prices declined significantly from earlier in the year.  The average price for West Texas Intermediate crude oil was approximately $100 per barrel for 2008; however, in December 2008, the average was approximately $41 per barrel. Gran Tierra Energy has substantial cash reserves, and no debt.  While we cannot discount the effect of the current credit crisis on all companies, Gran Tierra Energy believes that it can fund it’s 2009 capital program through cash flow from operations and cash reserves.

Starting on November 21, 2008, we were forced to reduce production in Colombia on a gradual basis, culminating on December 11, 2008 when we suspended all production from the Santana, Guayuyaco and Chaza blocks in the Putumayo Basin.  This temporary suspension of production operations was the result of a declaration of a state of emergency and force majeure by Ecopetrol S.A., the Colombian National Oil Company, due to a general strike in the region.  In January 2009, the situation was resolved and we were able to resume production and sales shipments.

Corporate Information

Gran Tierra Energy Inc. was incorporated under the laws of the State of Nevada on June 6, 2003, under the name of Goldstrike Inc.  Our principal executive offices are located at 300, 611 – 10th Avenue S.W., Calgary, Alberta T2R 0B2, Canada. The telephone number at our principal executive offices is (403) 265-3221. Our website address is www.grantierra.com. Information contained on our website is not deemed part of this prospectus.

1.

The Offering

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to Gran Tierra Energy, included in our filings with the Securities and Exchange Commission, or SEC, and incorporated in this document by reference.

Securities Offered	2,000,000 shares of our common stock.

Use of Proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus.

Trading	Our common stock is traded on the NYSE AlterNext under the symbol “GTE” and on the Toronto Stock Exchange under the symbol “GTE.”

Dividend Policy	We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.

Risk Factors
See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the shares of our common stock being offered by the selling stockholders in this document.

2.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described in our Quarterly Report on Form 10-Q, filed with the SEC on November 6, 2008, and the risk factors set forth in our Joint Management Information Circular and Proxy Statement filed with the SEC on October 14, 2008, each of which is incorporated by reference in this prospectus, and the other information contained or incorporated by reference in this prospectus. The risks and uncertainties incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may impair our future business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of our common stock.  We have agreed to bear the expenses in connection with the registration of the common stock being offered hereunder by the selling stockholders.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders, and the shares that each may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholders, and reflects holdings as of January 27, 2009. As used in this prospectus, the term “selling stockholder” includes a selling stockholder and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Shares of Common Stock Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. A selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act. The percentage of shares of common stock beneficially owned prior to the offering shown in the table below is based on an aggregate of 238,684,153 shares outstanding on January 27, 2009.  This amount includes:

•      192,975,136 shares of our common stock;
•      10,984,126 exchangeable shares issued by our subsidiary established in connection with our combination with Goldstrike, Inc., which we refer to as the GTE-Goldstrike Exchangeable Shares, which shares are entitled to vote upon matters voted upon by holders of our common stock; and
•      34,724,891 exchangeable shares issued by our subsidiary established in connection with our combination with Solana Resources Limited, which we refer to as the GTE-Solana Exchangeable Shares, which shares are entitled to vote upon matters voted upon by holders of our common stock.

3.

None of the selling stockholders have held any position, office, or other material relationship with Gran Tierra Energy or any of its predecessors or affiliates within the past three years, other than being members of Crosby Capital, LLC, which is party to the Colombian Participation Agreement.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering	Percent Ownership
LJB Partners, L.P.[1]	1,295,380	902,500	392,880	*
Robert J. Schumacher[2]	902,500	902,500	-	*
Bunker Hill Resources, LLC[3]	195,000	195,000	-	*
Total	2,392,880	2,000,000	392,880
*	Less than 1.0%.

[1]
PRA General Partner Inc. is the General Partner of LJB Partners, L.P. Leon J. Backes is the President of PRA General Partner Inc. and therefore has the power to vote and dispose of the common shares held by LJB Partners, L.P.

[2]
Includes 229,320 shares of common stock beneficially owned by Schumacher Living Trust, 293,180 shares of common stock beneficially owned by NTC & Co. Trustee, FBO Robert J. Schumacher Roth/IRA Account 60481057, and 380,000 shares of common stock beneficially owned by NTC & Co. Trustee, FBO Robert J. Schumacher Roth/IRA Account 60481066.  Robert J. Schumacher has the power to vote and dispose of the common shares held by Schumacher Living Trust, NTC & Co. Trustee, FBO Robert J. Schumacher Roth/IRA Account 60481057, and  NTC & Co. Trustee, FBO Robert J. Schumacher Roth/IRA Account 60481066.

[3]	Jay Allen Chaffee and Michael M. Fowler have the power to vote and dispose of the common shares held by Bunker Hill Resources, LLC.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NYSE AlterNext or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

4.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each selling stockholder has informed Gran Tierra Energy that it is not an affiliate of Gran Tierra Energy, or any broker dealer within the meaning of the Securities Act, and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Gran Tierra Energy is required to pay certain fees and expenses incurred by Gran Tierra Energy incident to the registration of the shares.  Gran Tierra Energy has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Gran Tierra Energy agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our articles of incorporation, as amended, authorizes the issuance of 325,000,002 shares of our capital stock, of which 300,000,000 are designated as common stock, par value $0.001 per share, 25 million are designated as preferred stock, par value $0.001 per share, one share is designated as Special A Voting Stock, par value $0.001 per share, and one share is designated as Special B Voting Stock, par value $0.001 per share.

5.

Capital Stock Issued and Outstanding

As of January 27, 2009, there were issued and outstanding 192,975,136 shares of our common stock, 10,984,126 shares of GTE-Goldstrike Exchangeable Shares issued by one of our indirect subsidiaries (as described below) which are exchangeable at any time into the same number of shares of our common stock, 34,724,891 shares of GTE-Solana Exchangeable Shares issued by one of our indirect subsidiaries (as described below) which are exchangeable at any time into the same number of shares of our common stock, one share of Special A Voting Stock, one share of Special B Voting Stock, and no shares of preferred stock.

The following description of our capital stock is derived from various provisions of our articles of incorporation, our bylaws, and such other documents as relate to the issuance of the two series of exchangeable shares.

Description of Common Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. Holders of the common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the board of directors, without the necessity of obtaining approval of the stockholders.

Special A Voting Stock

The one share of Special A Voting Stock was created to allow the holders of exchangeable shares, which we refer to as GTE-Goldstrike Exchangeable Shares, issued by our indirect, wholly-owned subsidiary Gran Tierra Goldstrike Inc., which we refer to as Goldstrike Exchangeco, in connection with our combination with Goldstrike, Inc. in 2005, to vote at our stockholder meetings and exercise the other rights that the holders of our common stock may exercise. The holder of the one share of Special A Voting Stock is not entitled to receive dividends or distributions, but has the right to vote on each matter on which holders of our common stock are entitled to vote and to cast that number of votes equal to the number of GTE-Goldstrike Exchangeable Shares outstanding that are not owned by us or our subsidiaries. In connection with the share exchange transaction involving the former shareholders of Gran Tierra Canada, the share of Special A Voting Stock was issued to Olympia Trust Company as trustee for the holders of GTE-Goldstrike Exchangeable Shares, or the Special A Trustee. The Special A Trustee may only cast votes with respect to the share of Special A Voting Stock based on instructions received from the holders of GTE-Goldstrike Exchangeable Shares. The GTE-Goldstrike Exchangeable Shares are described more fully below.

GTE-Goldstrike Exchangeable Shares

Each GTE-Goldstrike Exchangeable Share can be exchanged by the holder for one share of our common stock at any time, and will receive the same dividends payable on our common stock. At the time of exchange, taxes may be due from the holders of the exchange shares. The GTE-Goldstrike Exchangeable Shares have voting rights through the one share of Special A Voting Stock described above, and the holders thereof are able to vote on all matters on which the holders of our common stock are entitled to vote.

6.

In order to exchange GTE-Goldstrike Exchangeable Shares for shares of common stock, a holder of GTE-Goldstrike Exchangeable Shares must submit a retraction request to Goldstrike Exchangeco together with the share certificate representing the GTE-Goldstrike Exchangeable Shares. 120367 Alberta Inc. is a corporation incorporated under the laws of Alberta and is a wholly-owned subsidiary of Gran Tierra Energy. Pursuant to the Voting Exchange and Support Agreement, between Goldstrike, Inc., 1203647 Alberta Inc., Goldstrike Exchangeco and Olympia Trust Company, or the Goldstrike Voting Exchange and Support Agreement, 120367 Alberta Inc. has an overriding right to purchase any GTE-Goldstrike Exchangeable Shares for which a retraction request has been submitted by providing the holder of the GTE-Goldstrike Exchangeable Shares subject to a retraction request with one share of Gran Tierra Energy common stock for each GTE-Goldstrike Exchangeable Share. Pursuant to the Goldstrike Voting Exchange and Support Agreement, Gran Tierra Energy is obligated to deliver shares of its common stock to 120367 Alberta Inc. in order to satisfy the obligations of 120367 Alberta Inc.

Holders of GTE-Goldstrike Exchangeable Shares have the right to instruct the Special A Trustee to cause 120367 Alberta Inc. to purchase GTE-Goldstrike Exchangeable Shares for shares of Gran Tierra Energy common stock if Goldstrike Exchangeco becomes insolvent or institutes insolvency proceedings. In addition, 120367 Alberta Inc. will be deemed to have purchased the GTE-Goldstrike Exchangeable Shares for shares of common stock if we are subject to liquidation, wound up or dissolved.

The GTE-Goldstrike Exchangeable Shares are subject to retraction by Goldstrike Exchangeco for shares of Gran Tierra Energy common stock at the earlier of: (i) November 10, 2012; (ii) the date that less than 10% of the issued and outstanding GTE-Goldstrike Exchangeable Shares are held by parties not affiliated with us; (iii) the date when the holders of GTE-Goldstrike Exchangeable Shares fail to approve a sale of all or substantially all of the assets of Goldstrike Exchangeco when requested to do so by us; (iv) the date when holders of GTE-Goldstrike Exchangeable Shares fail to approve a change in the terms of the GTE-Goldstrike Exchangeable Shares that is required to maintain their economic equivalence to shares of common stock; or (v) if there is a change of control transaction with respect to us. 120367 Alberta Inc has the right to purchase all GTE-Goldstrike Exchangeable Shares for common stock on the occurrence of any of these retraction events or if Goldstrike Exchangeco is being liquidated. In addition, we have the right to purchase (or to cause 120367 Alberta Inc. to purchase) all GTE-Goldstrike Exchangeable Shares if there is a change of law that permits holders of GTE-Goldstrike Exchangeable Shares to exchange their shares for shares of common stock on a basis that will not require holders to recognize a capital gain for Canadian tax purposes.

Special B Voting Stock

The one share of Special B Voting Stock was designated to allow former shareholders of Solana who elected, pursuant to the terms of the business combination of Gran Tierra Energy with Solana on November 14, 2008, to receive exchangeable shares, or GTE-Solana Exchangeable Shares, of our indirect, wholly-owned subsidiary Gran Tierra Exchangeco Inc., which we refer to as Solana Exchangeco, in lieu of shares of Gran Tierra Energy common stock, to vote at our stockholder meetings. The holder of the one share of Special B Voting Stock is not entitled to receive dividends or distributions, but has the right to vote on each matter on which holders of our common stock are entitled to vote and to cast that number of votes equal to the number of GTE-Solana Exchangeable Shares outstanding that are not owned by us or our affiliates. In connection with the Arrangement, and pursuant to the Voting and Exchange Trust Agreement between Solana Exchangeco, Gran Tierra Energy and Computershare Trust Company of Canada, or the Exchangeco Voting and Exchange Trust Agreement, the share of Special B Voting Stock was issued to Computershare Trust Company of Canada as trustee for the holders of GTE-Solana Exchangeable Shares, or the Special B Trustee. The Special B Trustee may only cast votes with respect to the share of Special B Voting Stock based on instructions received from the holders of GTE-Solana Exchangeable Shares. The GTE-Solana Exchangeable Shares are described more fully below.

GTE-Solana Exchangeable Shares

Under the terms of the Arrangement Agreement pursuant to which Gran Tierra Energy and Solana combined, certain Canadian Solana shareholders received GTE-Solana Exchangeable Shares instead of shares of Gran Tierra Energy common stock. Each GTE-Solana Exchangeable Share can be exchanged by the holder for one share of our common stock at any time, and will receive the same dividends payable on our common stock. At the time of exchange, taxes may be due from the holders of the exchange shares. The GTE-Solana Exchangeable Shares have voting rights through the one share of Special B Voting Stock described above, and the holders thereof are able to vote on all matters on which the holders of our common stock are entitled to vote.

7.

In order to exchange the GTE-Solana Exchangeable Shares for shares of Gran Tierra Energy common stock, a holder of GTE-Solana Exchangeable Shares must submit a retraction request to Solana Exchangeco together with the share certificate representing the GTE-Solana Exchangeable Shares to be redeemed. Pursuant to the GTE-Solana Exchangeable Share Provisions and the Support Agreement, dated November 14, 2008 between Gran Tierra Energy, Gran Tierra Callco ULC, a corporation incorporated under the laws of Alberta and a direct wholly-owned subsidiary of Gran Tierra Energy, or Callco, and Solana Exchangeco, or the Support Agreement, Callco has an overriding retraction call right to purchase all of the GTE-Solana Exchangeable Shares for a price per GTE-Solana Exchangeable Share equal to one share of corresponding Gran Tierra Energy common stock and (provided that the GTE-Solana Exchangeable Shares are held on the applicable dividend record date), on the payment date for any declared and unpaid dividends, an amount in cash equal to such dividends on that GTE-Solana Exchangeable Share less any amount withheld on account of tax, or the Purchase Price. A holder of GTE-Solana Exchangeable Shares may revoke their retraction request in writing to Solana Exchangeco by close of business on the business day prior to the date specified in the retraction request, however, in the event that the retraction request is not revoked by the holder and Callco does not exercise its right to override the holder’s retraction request, Solana Exchangeco will redeem the retracted shares on the date specified in the retraction request.

If, as a result of solvency requirements or applicable law, Solana Exchangeco is not permitted to redeem all of the GTE-Solana Exchangeable Shares identified in the retraction request, and Callco has not exercised its retraction call right, Solana Exchangeco will redeem only those retracted GTE-Solana Exchangeable Shares tendered by the holder as would not be contrary to provisions of applicable law. The Special B Trustee, on behalf of the holder of any retracted shares not so redeemed by Solana Exchangeco or purchased by Callco, will require Gran Tierra Energy to purchase the unredeemed retracted shares on the date set forth in the retraction request.

The GTE-Solana Exchangeable Shares are subject to redemption by Solana Exchangeco for shares of common stock at the earlier of: (i) November 14, 2013; (ii) the date that there are issued and outstanding less than 25,285,358 GTE-Solana Exchangeable Shares not held by Gran Tierra Energy or its affiliates, subject to the approval of the board of directors of Solana Exchangeco; (iii) a Gran Tierra Energy control transaction, being any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Gran Tierra Energy, or any proposal to carry out the same, and upon the determination of the board of directors of Solana Exchangeco that such redemption is necessary to effectuate the control transaction; (iv) any proposal subject to the vote of holders of GTE-Solana Exchangeable Shares, as shareholders of Solana Exchangeco, the bona fide purpose of which the board of directors of Solana Exchangeco determines is not practicable, excluding matters related to the equivalence of the rights of GTE-Solana Exchangeable Shares and Gran Tierra Energy common stock, and matters in respect of which holders of GTE-Solana Exchangeable Shares are entitled to vote, or to direct the Special B Trustee to vote, under the Solana Exchangeco Voting and Exchange Trust Agreement; or (v) the date when holders of GTE-Solana Exchangeable Shares fail to approve or disapprove, as applicable, a proposed change in the terms of the GTE-Solana Exchangeable Shares where the approval or disapproval of such proposed change is required to maintain their economic equivalence to shares of common stock.

Callco has an overriding redemption call right to purchase all of the GTE-Solana Exchangeable Shares not held by Gran Tierra Energy or its affiliates upon the occurrence of one of the above described redemption events.  Upon exercise of Callco’s redemption call right, holders of GTE-Solana Exchangeable Shares will be obligated to sell their GTE-Solana Exchangeable Shares to Callco and Solana Exchangeco’s right and obligation to redeem the GTE–Solana Exchangeable Shares will terminate upon payment by Callco of the Purchase Price for the GTE–Solana Exchangeable Shares.

Gran Tierra Energy has an overriding right to purchase, or cause Callco to purchase, all GTE–Solana Exchangeable Shares for common stock in the event of a change of law that permits holders of GTE-Solana Exchangeable Shares to exchange their GTE-Solana Exchangeable Shares for shares of common stock on a basis that will not require holders to recognize a gain or loss for Canadian tax purposes.  In addition, subject to applicable law, Solana Exchangeco may at any time and from time to time purchase for cancellation all or any part of the outstanding GTE-Solana Exchangeable Shares.

Holders of GTE-Solana Exchangeable Shares have the right to instruct the Special B Trustee to cause Gran Tierra Energy to purchase GTE-Solana Exchangeable Shares for shares of common stock if Solana Exchangeco becomes insolvent or institutes insolvency proceedings. In addition, Gran Tierra Energy will be deemed to have purchased the GTE-Solana Exchangeable Shares for shares of common stock if we are subject to liquidation, wound up or dissolved.

Options

As of January 27, 2009, options representing the right to purchase 11,346,870 shares of common stock are issued and outstanding at a weighted average exercise price of $2.12.  The outstanding options were granted pursuant to our 2007 Equity Incentive Plan, which is an amendment and restatement of our 2005 Equity Incentive Plan, to certain of our employees, officers and employee-directors and are exercisable for 10 years from the date of grant, or earlier if granted in exchange for options granted in connection with our combination with Solana.

8.

Warrants

As of January 27, 2009, the following warrants were issued and outstanding:

•
Warrants representing the right to purchase 3,256,008 shares of our common stock. The outstanding warrants were issued on varying dates between September 2005 and February 2006, and are exercisable for five years from the date of issuance at an exercise price of $1.25 per share.

•
Warrants representing the right to purchase 9,914,843 shares of our common stock. The outstanding warrants are exercisable until June 2012 at an exercise price of $1.05 per share. The warrants can be called by us if our common stock trades above $3.50 for 20 consecutive days.

•	Warrants representing the right to purchase 7,145,938 shares of our common stock. These warrants expire on April 2, 2010 and may be exercised at any time prior to expiration for CDN$2.10 per share.

Indemnification; Limitation of Liability

Nevada Revised Statutes, or NRS, Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, employees and former directors, officers and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.

Our articles of incorporation and bylaws provide a limitation of liability in that no director or officer shall be personally liable to Gran Tierra Energy or any of its shareholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Our employment agreements with certain of our executive officers contain provisions which require us to indemnify them for costs, charges and expenses incurred in connection with (i) civil, criminal or administrative actions resulting from the executive officers service as such and (ii) actions by or on behalf of Gran Tierra Energy to which the executive officer is made a party. We are required to provide such indemnification if (i) the executive officer acted honestly and in good faith with a view to the best interests of Gran Tierra Energy, and (ii) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary policy, the executive officer had reasonable grounds for believing that his conduct was lawful.

We have also entered into an indemnity agreement with all of our officers and directors. The agreement provides that we will indemnify officers and directors to the fullest extent permitted by law, including indemnification in third party claims and derivative actions. The agreement also provides that we will provide an advancement for expenses incurred by the officers or directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

9.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Gran Tierra Energy from doing so if it cannot obtain the approval of our board of directors.

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Kummer Kaempfer Bonner Renshaw & Ferrario.

EXPERTS

The consolidated financial statements of Gran Tierra Energy Inc. incorporated in this prospectus by reference from Amendment No. 1 to Gran Tierra Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of Gran Tierra Energy Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the restatement of the financial statements; and (2) express an adverse opinion on the effectiveness of internal control over financial reporting due to a material weakness), which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Argosy Energy International, LP as of December 31, 2005 and 2004, and for each of the years then ended, have been incorporated by reference in this prospectus herein in reliance upon the report of KPMG Ltda., independent public accountants, also incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing. The studies to estimated proved oil reserves for the years 2003, 2004 and 2005 referred to therein were prepared by Huddleston & Co., Inc.

10.

The information regarding Gran Tierra Energy’s oil and gas reserves incorporated by reference in this prospectus has been reviewed by Gaffney, Cline & Associates, independent consultants.

The consolidated financial statements of Solana Resources Limited incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed with the SEC on January 28, 2009, have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to our consideration of internal controls over financial reporting, and relating to our previous reporting in accordance with Canadian generally accepted accounting principles on the consolidated financial statements as at December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005) which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information regarding Solana’s oil and gas reserves incorporated by reference in this prospectus has been reviewed by DeGolyer and MacNaughton Canada Limited.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

Our Internet website is www.grantierra.com. On the Investor Relations page of that website, we provide access to all of our reports and amendments to these reports that we furnish or file with the SEC free of charge as soon as reasonably practicable after filing with the SEC. Additionally, our SEC filings are available at the SEC’s website (www.sec.gov).

Our common stock is traded on the NYSE AlterNext under the symbol GTE and on the Toronto Stock Exchange under the symbol GTE. In addition, reports, proxy statements and other information concerning our company can be inspected at our offices at 300, 611-10th Avenue S.W. Calgary, Alberta, Canada, T2R 0B2. Our Internet website at www.grantierra.com contains information concerning us. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

The SEC allows us to ‘incorporate by reference’ the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus modifies or supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we file later with the SEC also will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections.

We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 14, 2008, as amended by Form 10-K/A, filed with the SEC on May 12, 2008;

2.	Our Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed with the SEC on May 12, 2008, as amended by Form 10-Q/A, filed with the SEC on May 13, 2008;

3.	Our Quarterly Report on Form 10-Q for the period ended June 30, 2008, filed with the SEC on August 11, 2008;

4.	Our Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 6, 2008, as amended by Form 10-Q/A, filed with the SEC on November 19, 2008;

11.

5.
Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 15, 2008, January 22, 2008, January 30, 2008, February 28, 2008, March 5, 2008, March 6, 2008, March 11, 2008, March 27, 2008, March 28, 2008, April 7, 2008, April 8, 2008, April 11, 2008, April 24, 2008, May 12, 2008, June 17, 2008, July 8, 2008, July 10, 2008, July 29, 2008 (reflecting disclosures under Items 8.01 and 9.01), August 1, 2008, August 22, 2008, September 22, 2008, November 6, 2008, November 17, 2008, November 19, 2008, December 17, 2008, January 7, 2009, and January 28, 2009; and

6.	Our Joint Management Information Circular and Proxy Statement filed by Gran Tierra Energy on Schedule 14A, filed with the SEC on October 14, 2008.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Martin Eden, Secretary, 300, 611-10th Avenue S.W. Calgary, Alberta, Canada, T2R 0B2. telephone number (403) 265-3221.

12.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. The selling stockholders will not bear any portion of such expenses.  All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$210

Legal fees and expenses	10,000

Accounting fees and expenses	10,000

Trustee fees and expenses	-

Miscellaneous expenses	4,790

Total	$25,000

Item 15. Indemnification of Directors and Officers

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the action, suit or proceeding. Excepted from that immunity are:

•	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, employees and former officers, directors and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.

We have also entered into an indemnity agreement with all of our officers and directors. The agreement provides that we will indemnify officers and directors to the fullest extent permitted by law, including indemnification in third party claims and derivative actions. The agreement also provides that we will provide an advancement for expenses incurred by the officers or directors.

Item 16. Exhibits

Exhibit Number	Description

2.1
Arrangement Agreement, dated as of July 28, 2008, by and among Gran Tierra Energy Inc., Solana Resources Limited and Gran Tierra Exchangeco Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on August 1, 2008).*

2.2
Amendment No. 2 to Arrangement Agreement, which includes the Plan of Arrangement, including appendices (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-3 (Reg. No. 333-153376), filed with the SEC on October 10, 2008).

5.1	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario with respect to the legality of the securities registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (included in Exhibit 5.1).

23.3	Consent of Gaffney, Cline and Associates.

23.4	Consent of KPMG Ltda.

23.5	Consent of Huddleston & Co. Inc.

23.6	Consent of Deloitte & Touche LLP.

23.7	Consent of DeGolyer and MacNaughton Canada Limited.

23.8	Consent of GLJ Petroleum Consultants Ltd.

24.1	Powers of Attorney.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Gran Tierra Energy undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(e)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(f)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on the 26 day of January, 2009.

Gran Tierra Energy Inc.

By:	/s/ Dana Coffield
Dana Coffield
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dana Coffield and Martin Eden, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dana Coffield	President, Chief Executive	January 26, 2009
Dana Coffield	Officer and Director
(Principal Executive Officer)

/s/ Martin Eden	Chief Financial Officer	January 26, 2009
Martin Eden	(Principal Financial Officer and
Accounting Officer)

/s/ Jeffrey Scott	Chairman of the Board of	January 27, 2009
Jeffrey Scott	Directors

/s/ Walter Dawson	Director	January 26, 2009
Walter Dawson

/s/ Verne Johnson	Director	January 26, 2009
Verne Johnson

/s/ J. Scott Price	Director	January 26, 2009
J. Scott Price

/s/ Nicholas G. Kirton	Director	January 28, 2009
Nicholas G. Kirton

/s/ Ray Antony	Director	January 26, 2009
Ray Antony

INDEX TO EXHIBITS

Exhibit Number	Description

2.1
Arrangement Agreement, dated as of July 28, 2008, by and among Gran Tierra Energy Inc., Solana Resources Limited and Gran Tierra Exchangeco Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on August 1, 2008).*

2.2
Amendment No. 2 to Arrangement Agreement, which includes the Plan of Arrangement, including appendices (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-3 (Reg. No. 333-153376), filed with the SEC on October 10, 2008).

5.1	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario with respect to the legality of the securities registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (included in Exhibit 5.1).

23.3	Consent of Gaffney, Cline and Associates.

23.4	Consent of KPMG Ltda.

23.5	Consent of Huddleston & Co. Inc.

23.6	Consent of Deloitte & Touche LLP.

23.7	Consent of DeGolyer and MacNaughton Canada Limited.

23.8	Consent of GLJ Petroleum Consultants Ltd.

24.1	Powers of Attorney.

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Gran Tierra Energy undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.